As filed with the Securities and Exchange Commission on November 22, 1996

                                              Registration No.  333-15897

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                                AMENDMENT NO. 1

                                       to

                                   FORM S-11
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                                ---------------

                        HUMPHREY HOSPITALITY TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                            12301 OLD COLUMBIA PIKE
                         SILVER SPRING, MARYLAND 20904

                    (Address of principal executive offices)

                             JAMES I. HUMPHREY, JR.
                            12301 OLD COLUMBIA PIKE

                         SILVER SPRING, MARYLAND 20904

                                 (301) 680-4343
                    (Name and address of agent for service)

                                ---------------

                                   COPIES TO:

THURSTON R. MOORE, ESQ.                               JAMES J. WHEATON, ESQ.
  HUNTON & WILLIAMS                                   WILLCOX & SAVAGE, P.C.
  RIVERFRONT PLAZA                                   1800 NATIONSBANK CENTER
951 EAST BYRD STREET                                  ONE COMMERCIAL PLACE
RICHMOND, VIRGINIA 23219                             NORFOLK, VIRGINIA 23510
   (804) 788-8200                                        (804) 628-5619

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: AS soon as practicable after the effective date of this Registration Statement.

                                ---------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than sales commissions) payable by the Registrant in connection with the issuance and distribution of the Common Shares.


Securities and Exchange Commission, registration fee.............................................    $    3,050
NASD filing fee..................................................................................         1,507
Printing and mailing.............................................................................        20,000
Accountant's fees and expenses...................................................................        40,000
Nasdaq National Market listing fee...............................................................        17,554
Counsel fees and expenses........................................................................       125,000
Miscellaneous....................................................................................        17,889
                                                                                                       --------

    Total........................................................................................      $225,000
                                                                                                        =======


Item 31.  Sales to Special Parties

         None.

Item 32.  Recent Sales of Unregistered Securities

         None.

Item 33.  Indemnification of Directors and Officers

         The Articles of Incorporation of the Company contain a provision which, subject to certain exceptions described below, eliminates the liability of a Director or officer to the Company or its shareholders for monetary damages for any breach of duty as a Director or officer. This provision does not eliminate such liability to the extent that it is proved that the Director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

         The Company's Articles of Incorporation also require the Company to indemnify any Director or officer who is or was a party to a proceeding, including a proceeding by or in the right of the Company, by reason of the fact that he or she is or was such a Director or officer or is or was serving at the request of the Company as a director, officer, employee or agent of another entity provided that the Board of Directors determines that the conduct in question was in the best interest of the Company and such person was acting on behalf of the Company. A Director or officer of the Company is entitled to be indemnified against all liabilities and expenses incurred by the Director or officer in the proceeding, except such liabilities and expenses as are incurred
(i) if such person is an Independent Director or officer, because of his or her gross negligence, willful misconduct or knowing violation of the criminal law or
(ii) in the case of the Director other than the Independent Directors, because of his or her negligence or misconduct. Unless a determination has been made that indemnification is not permissible, a director or officer also is entitled to have the Company make advances and reimbursement for expenses prior to final disposition of the proceeding upon receipt of a written undertaking from the Director or officer to repay the amounts advanced or reimbursed if it is ultimately determined that he or she is not entitled to indemnification. Such advance shall be permissible when the proceeding has been initiated by a shareholder of the Company only if such advance is approved by a court of competent jurisdiction. The Board of Directors of the Company also has the authority to extend to any person who is an employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another entity, the same indemnification rights held by Directors and officers, subject to all of the accompanying conditions and obligations.

         The Company has not purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

         The Underwriting Agreement contains certain provisions pursuant to which certain officers, directors and controlling persons may be entitled to be indemnified by the underwriter named therein.

Item 34.  Treatment of Proceeds from Shares Being Registered

         None.

Item 35.  Financial Statements and Exhibits

                          INDEX TO FINANCIAL STATEMENTS

HUMPHREY HOSPITALITY TRUST, INC.

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
            FOR THE YEAR ENDED DECEMBER 31, 1995                                               F-4

         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996                                       F-6

         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS
            OF SEPTEMBER 30, 1996                                                              F-8

         INDEPENDENT AUDITORS' REPORT                                                         F-11

         CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1994 AND 1995
            AND SEPTEMBER 30, 1996 (UNAUDITED)                                                F-12

         CONSOLIDATED STATEMENTS OF INCOME FOR THE PERIOD AUGUST 23, 1994 (DATE
            OF INCORPORATION) THROUGH DECEMBER 31, 1994, THE YEAR ENDED DECEMBER
            31, 1995, AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)                F-13

         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY FOR THE
            PERIOD AUGUST 23, 1994 (DATE OF INCORPORATION) THROUGH
            DECEMBER 31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE
            NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)                                  F-14

         CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE PERIOD
            AUGUST 23, 1994 (DATE OF INCORPORATION) THROUGH DECEMBER
            31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE NINE
            MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)                                       F-15

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                           F-18

         SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION                              F-32

         NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
            DEPRECIATION                                                                      F-34

HUMPHREY HOSPITALITY MANAGEMENT, INC.

         INDEPENDENT AUDITORS' REPORT                                                         F-35

                                      II-2




         BALANCE SHEETS AS OF DECEMBER 31, 1994 AND 1995 AND SEPTEMBER
            30, 1996 (UNAUDITED)                                                              F-36

         STATEMENTS OF OPERATIONS FOR THE PERIOD FROM AUGUST 18, 1994 (DATE OF
            INCORPORATION) THROUGH DECEMBER 31, 1994, THE YEAR ENDED DECEMBER
            31, 1995, AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)                F-37

         STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD
            FROM AUGUST 18, 1994 (DATE OF INCORPORATION) THROUGH
            DECEMBER 31, 1994, THE YEAR ENDED DECEMBER 31, 1995, AND THE
            NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)                                  F-38

         STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM AUGUST 18, 1994 (DATE OF
            INCORPORATION) THROUGH DECEMBER 31, 1994, THE YEAR ENDED DECEMBER
            31, 1995, AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)                F-39

         NOTES TO FINANCIAL STATEMENTS                                                        F-40

COMBINED SELLING PARTNERSHIPS - INITIAL HOTELS

         INDEPENDENT AUDITORS' REPORT                                                         F-44

         COMBINED BALANCE SHEETS AS OF DECEMBER 31, 1992 AND 1993
            AND NOVEMBER 28, 1994                                                             F-45

         COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
            DECEMBER 31, 1991, 1992, AND 1993 AND THE PERIOD JANUARY 1,
            1994 THROUGH NOVEMBER 28, 1994                                                    F-46

         COMBINED STATEMENTS OF PARTNERS' DEFICIT FOR THE YEARS
            ENDED DECEMBER 31, 1991, 1992, 1993 AND THE PERIOD JANUARY 1,
            1994 THROUGH NOVEMBER 28, 1994                                                    F-47

         COMBINED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
            DECEMBER 31, 1991, 1992, AND 1993 AND THE PERIOD JANUARY 1,
            1994 THROUGH NOVEMBER 28, 1994                                                    F-48

         NOTES TO COMBINED FINANCIAL STATEMENTS                                               F-49

ACQUISITION HOTEL

         DAYS INN - FARMVILLE

                  INDEPENDENT AUDITORS' REPORT                                                F-60

                  HISTORICAL SUMMARIES OF GROSS REVENUE AND DIRECT
                     OPERATING EXPENSES FOR THE YEARS ENDED DECEMBER
                     31, 1992 AND 1993 AND THE PERIOD FROM JANUARY 1, 1994
                     THROUGH OCTOBER 31, 1994                                                 F-61

                  NOTE TO HISTORICAL SUMMARIES OF GROSS REVENUE AND
                     DIRECT OPERATING EXPENSES                                                F-62

                                      II-3




         FARMVILLE LODGING ASSOCIATES, LLC

                  INDEPENDENT AUDITORS' REPORT                                                F-63

                  BALANCE SHEETS AS OF DECEMBER 31, 1994 AND JULY 20, 1995
                     (DATE OF SALE)                                                           F-64

                  STATEMENTS OF OPERATIONS FOR THE PERIOD NOVEMBER 1, 1994 (DATE
                     OF INCEPTION) THROUGH DECEMBER 31, 1994 AND THE PERIOD
                     JANUARY 1, 1995 THROUGH JULY 20, 1995
                     (DATE OF SALE)                                                           F-65

                  STATEMENTS OF PARTNERS' EQUITY FOR THE PERIOD NOVEMBER 1, 1994
                     (DATE OF INCEPTION) THROUGH DECEMBER 31, 1994 AND THE
                     PERIOD JANUARY 1, 1995 THROUGH JULY 20, 1995
                     (DATE OF SALE)                                                           F-66

                  STATEMENTS OF CASH FLOWS FOR THE PERIOD NOVEMBER 1, 1994 (DATE
                     OF INCEPTION) THROUGH DECEMBER 31, 1994 AND THE PERIOD
                     JANUARY 1, 1995 THROUGH JULY 20, 1995
                     (DATE OF SALE)                                                           F-67

                  NOTES TO FINANCIAL STATEMENTS                                               F-68

                  SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION                     F-71

                  NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED
                   DEPRECIATION                                                               F-73

                                      II-4


                             INDEX TO EXHIBITS

Exhibits

*1.1      Form of Underwriting Agreement.

*1.2      Form of Selected Dealer Agreement.

*3.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

*3.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

*4.1      Form of Common Stock Certificate (incorporated by reference to Exhibit
          4.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

*5.1      Opinion of Hunton & Williams.

 8.1      Opinion of Hunton & Williams as to Tax Matters.

*10.1 First Amended and Restated Agreement of Limited Partnership of Humphrey Hospitality Limited Partnership (incorporated by reference to
          Exhibit 10.1 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.2 Second Amended and Restated Agreement of Limited Partnership of Solomons Beacon Inn Limited Partnership (incorporated by reference to
          Exhibit 10.2 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).


*10.3 Agreement of Purchase and Sale dated November 29, 1994 between Dahlgren Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Dahlgren, Virginia (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.4 Agreement of Purchase and Sale dated November 29, 1994 between Dublin Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Dublin, Virginia (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.5 Agreement of Purchase and Sale dated November 29, 1994, between Elizabethton Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Elizabethton, Tennessee (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.6 Agreement of Purchase and Sale dated November 29, 1994 between Farmville Motor Inn Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Farmville, Virginia (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.7 Agreement of Purchase and Sale dated November 29, 1994 between Morgantown Lodging Associates Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn -Morgantown, West Virginia (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.8 Agreement of Purchase and Sale dated November 29, 1994 between Princeton Inn Limited Partnership and Humphrey Hospitality Limited Partnership for the Comfort Inn - Princeton, West Virginia (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.9 Agreement of Purchase and Sale dated November 29, 1994 between Wytheville Motor Inn Limited Partnership and Humphrey Hospitality Limited Partnership for the Best Western - Wytheville, Virginia (incorporated by reference to Exhibit 10.9 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.10 Agreement of Purchase and Sale dated June 8, 1995 between Farmville Lodging Associates, LLC, and Humphrey Hospitality Limited Partnership for the Days Inn - Farmville, Virginia (incorporated by reference to
          Exhibit 10.10 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.11 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Dahlgren,

          Virginia (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.12 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Dublin, Virginia (incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.13 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Elizabethton, Tennessee (incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.14 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Farmville, Virginia (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.15 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Morgantown, West Virginia (incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.16 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Princeton, West Virginia (incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.17 Percentage Lease Agreement dated November 29, 1994 between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Best Western - Wytheville, Virginia (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.18 Form of Percentage Lease Agreement between Humphrey Hospitality Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Days Inn - Farmville, Virginia (incorporated by reference to
          Exhibit 10.18 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.19 Percentage Lease Agreement dated November 29, 1994 between Solomons Beacon Inn Limited Partnership and Humphrey Hospitality Management, Inc. relating to the Comfort Inn - Beacon Marina, Solomons, Maryland (incorporated by reference to Exhibit 10.19 to the Company's Registration Statement on Form S-11 (Registration No. 33-93346)).

*10.20 Option Agreement (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658)).

*10.21 Non-Competition Agreement (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-11 (Registration No. 33-83658))

*10.22 Services Agreement dated as of January 1, 1996 between the Company and the Lessee.

*10.23 First Amendment to Services Agreement, dated as of October 1, 1996, between the Company and the Lessee.

*10.24 Construction Loan Agreement dated April 1, 1996, by and among the Partnership, and Mercantile.

*10.25 Development Services Agreement, dated as of April 4, 1996, between the Partnership and Humphrey Development.

*10.26 First Amendment to Development Services Agreement dated November 6, 1996 between the Partnership and Humphrey Development.

*23.1     Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1).

*23.2     Consent of Reznick Fedder & Silverman.

--------------------
*Previously filed.

Item 36. Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Silver Spring, State of Maryland, on the 21st day of November, 1996.

                                           Humphrey Hospitality Trust, Inc.,
                                           a Virginia corporation
                                           (Registrant)

                                           By /s/ James I. Humphrey, Jr.
                                              ------------------------------
                                                  James I. Humphrey, Jr.
                                              Chairman of the Board and
                                              President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 21st day of November, 1996 in the capacities indicated.


Signature                                              Title
---------                                              -----
/s/ James I. Humphrey, Jr.                Chairman of the Board of Directors,
--------------------------                   President and Director (Principal
James I. Humphrey, Jr                        Executive Officer,
                                             Financial and Accounting Officer)

/s/ Charles A Mills, III*                 Treasurer, Vice President and Director
--------------------------
Charles A. Mills, III

/s/ Margaret Allen*                       Director
--------------------------
Margaret Allen

/s/ Andrew A. Mayer*                      Director
--------------------------
Andrew A. Mayer

/s/ Leah T. Robinson*                     Director
--------------------------
Leah T. Robinson

/s/ George R. Whittemore*                 Director
--------------------------
George R. Whittemore

/s/ Jeffrey M. Zwerdling*                 Director
--------------------------
Jeffrey M. Zwerdling